EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Third Quarter 2012

* Net Revenues in Q3'12 grew to 97.3 million, a 37.0% growth in local currencies, and a 19.2% growth in USD

* Items sold during Q3'12 increased by 22.4% year-over-year to 17.6 million

* Total payment transactions during Q3'12 increased by 64.7% year-over-year to 6.4 million

BUENOS AIRES, Argentina, Nov. 1, 2012 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the third quarter ended September 30, 2012.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "We are pleased to see the business deliver 37% revenue growth in local currency, and in particular with the performance of our adjacent business units which now represent slightly more than 30% of our revenue. This growth rate is especially impressive, since this quarter marks the first anniversary of the launch of our new technology platform, and the subsequent acceleration it has brought about in our business. As a result of our investment and execution in the platform, today we are in a much better position to continue to innovate for our customers while we remain focused on building the most complete e-commerce ecosystem in the region, which we believe is still only a fraction of what it will become."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended September 30, 2012 of $97.3 million, representing a year-over-year growth of 19.2% in USD, and 37.0% in local currencies.

For the three months ended September 30, 2012, gross merchandise volume grew 6.5% year-over-year to $1,436.4 million, while total payment volume grew 30.3% year-over-year to $480.1 million. In local currencies, gross merchandise volume grew 20.0% year-over-year, while payment volume grew 55.3% year-over-year.

Items sold on MercadoLibre during the third quarter 2012 increased 22.4% to 17.6 million, while total payments transactions through MercadoPago increased 64.7% to 6.4 million.

Gross profit for the third quarter of 2012 was $71.6 million, a 16.3% increase over the previous year quarter. Gross profit margin for the period was 73.6%, down from 75.4% during the third quarter of 2011, driven primarily by the growth in the lower margin payment business.

Total operating expenses during the third quarter 2012 were $37.9 million, a 19.8% increase over the previous year quarter. Total operating expenses as a percentage of net revenues for the third quarter of 2012 were 38.9%, compared to 38.7% for the same quarter one year earlier. Operating expenses as a percentage of revenues were primarily affected by increased compensation costs associated with hiring and retaining talent, principally for new development centers in Uruguay, Venezuela and the United States.

Income from operations for the third quarter 2012 was $33.7 million, representing a year-over-year growth of 12.5% in USD, and 26.6% in local currencies. Operating income margin for the period was 34.7%, down from 36.7% during the third quarter of 2011.

Net income before taxes was $36.0 million, an increase of 2.4% over the third quarter of 2011. The blended tax rate for the quarter was of 27.5%, as compared to 25.1% during the same quarter one year earlier, which had been benefited by a reversal of a $2.0 million tax valuation allowance in Brazil.

Net income for the three months ended September 30, 2012, decreased 0.9% year-over-year to $26.1 million, a local currency growth of 13.7%. Had there been no one-time tax benefit in the third quarter of last year, net income growth would have been 7.3% in US Dollars, and 23.1% in local currencies.

Net income margin was 26.8% for the third quarter of 2012, compared to 32.2% for the same period last year. Earnings per share for the third quarter of 2012 were $0.59 compared to $0.60 for the prior year quarter.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment and intangible assets, was $21.9 million for the three months ended September 30, 2012, an increase of 13.8% over the third quarter of 2011.*

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended September 30, 2012 and 2011.

Three month ended September 30, (in MM)	2012	2011	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	77.2	62.0	24.5%	--
New confirmed registered users during the period	4.0	3.6	11.1%	--
Gross merchandise volume	$ 1,436.4	$ 1,348.3	6.5%	20.0%
Items sold	17.6	14.4	22.4%	--
Total payments volume	$ 480.1	$ 368.5	30.3%	55.3%
Total payments transactions	6.4	3.9	64.7%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates
Consolidated Net Revenues
	Q3'11	Q4'11	Q1'12	Q2'12	Q3'12
Brazil	38%	39%	29%	36%	25%
Argentina	55%	70%	85%	81%	69%
Mexico	14%	31%	35%	30%	29%
Venezuela	57%	64%	66%	72%	57%
Others	37%	35%	34%	30%	20%
Total	41%	46%	44%	47%	37%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 1, 2012 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 56623282) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all payment completed transactions using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and asset tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment and intangible asset.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$ 98,171,852	$ 67,381,677
Short-term investments	79,390,492	74,928,620
Accounts receivable, net	16,447,126	16,815,087
Credits Cards Receivables	39,799,359	23,855,689
Prepaid expenses	2,232,034	1,269,594
Deferred tax assets	10,655,188	9,131,638
Other assets	8,215,671	6,863,250
Total current assets	254,911,722	200,245,555
Non-current assets:
Long-term investments	59,418,012	43,933,316
Property and equipment, net	35,217,386	30,877,719
Goodwill, net	61,357,722	62,093,948
Intangible assets, net	7,535,276	6,494,857
Deferred tax assets	6,137,545	6,491,646
Other assets	6,046,889	5,794,395
Total non-current assets	175,712,830	155,685,881

Total assets	$ 430,624,552	$ 355,931,436

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 24,298,361	$ 20,251,313
Funds payable to customers	83,559,610	69,216,185
Salaries and social security payable	18,022,393	13,525,293
Taxes payable	12,598,869	11,633,178
Loans payable and other financial liabilities	124,753	146,194
Dividends payable	4,812,036	3,531,362
Total current liabilities	143,416,022	118,303,525
Non-current liabilities:
Salaries and social security payable	4,139,830	3,844,172
Loans payable and other financial liabilities	74,937	136,227
Deferred tax liabilities	8,367,423	8,670,606
Other liabilities	2,520,584	1,797,890
Total non-current liabilities	15,102,774	14,448,895
Total liabilities	$ 158,518,796	$ 132,752,420
Commitments and contingencies (Note 7)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,150,920 and 44,142,020 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	$ 44,151	$ 44,142
Additional paid-in capital	120,468,759	120,452,032
Retained earnings	192,668,273	135,726,188
Accumulated other comprehensive loss	(45,075,427)	(37,043,346)
Total Equity	268,105,756	219,179,016

Total liabilities, redeemable noncontrolling interest and equity	$ 430,624,552	$ 355,931,436

Consolidated statements of income

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenues	$ 269,846,848	$ 212,465,972	$ 97,266,784	$ 81,628,144
Cost of net revenues	(70,682,782)	(51,331,295)	(25,693,605)	(20,060,474)
Gross profit	199,164,066	161,134,677	71,573,179	61,567,670

Operating expenses:
Product and technology development	(21,703,194)	(16,600,802)	(7,983,301)	(5,925,019)
Sales and marketing	(52,820,525)	(45,567,338)	(18,587,486)	(16,701,982)
General and administrative	(34,110,996)	(28,160,262)	(11,288,705)	(8,976,946)
Total operating expenses	(108,634,715)	(90,328,402)	(37,859,492)	(31,603,947)
Income from operations	90,529,351	70,806,275	33,713,687	29,963,723

Other income (expenses):
Interest income and other financial gains	8,996,775	7,037,264	2,925,913	2,913,596
Interest expense and other financial losses	(864,477)	(2,562,633)	(312,860)	(1,052,865)
Foreign currency (loss)/gain	(477,499)	2,080,822	(193,529)	3,284,190
Other (loss) / income, net	(190,968)	253,148	(179,707)	(7,292)
Net income before income / asset tax expense	97,993,182	77,614,876	35,953,504	35,101,352

Income / asset tax expense	(26,893,425)	(22,439,967)	(9,885,607)	(8,804,905)
Net income	$ 71,099,757	$ 55,174,909	$ 26,067,897	$ 26,296,447

Less: Net Income attributable to Noncontrolling Interest	42,864	522	24,804	522
Net income attributable to MercadoLibre, Inc.	$ 71,056,893	$ 55,174,387	$ 26,043,093	$ 26,295,925

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
			(Unaudited)
Basic EPS
Basic net income attributable to MercadoLibre, Inc. per common share	$ 1.62	$ 1.25	$ 0.59	$ 0.60
Weighted average shares	44,146,834	44,137,176	44,150,387	44,141,925

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc. per common share	$ 1.62	$ 1.25	$ 0.59	$ 0.60
Weighted average shares	44,153,778	44,150,872	44,157,321	44,151,218

Consolidated statements of cash flows

	Nine Months Ended September 30,
	2012	2011
	(Unaudited)
Cash flows from operations:
Net income attributable to MercadoLibre, Inc.	$ 71,056,893	$ 55,174,387
Adjustments to reconcile net income to net cash provided by operating activities:
Net Income attributable to Noncontrolling Interest	42,864	522
Depreciation and amortization	6,412,210	5,249,168
Accrued interest	(2,321,629)	(4,461,828)
LTRP accrued compensation	3,338,368	2,527,494
Deferred income taxes	(813,538)	1,174,177
Changes in assets and liabilities:
Accounts receivable	(3,824,015)	(6,290,360)
Credit Card Receivables	(18,852,184)	(8,188,181)
Prepaid expenses	(1,022,894)	(276,976)
Other assets	(2,092,362)	(5,228,268)
Accounts payable and accrued expenses	10,869,830	6,288,050
Funds payable to customers	19,984,595	16,052,471
Other liabilities	930,000	273,016
Net cash provided by operating activities	83,708,138	62,293,672
Cash flows from investing activities:
Purchase of investments	(344,739,785)	(297,570,336)
Proceeds from sale and maturity of investments	320,436,580	268,529,776
Payment for acquired businesses, net of cash acquired	--	(5,468,180)
Purchases of intangible assets	(1,341,789)	(119,262)
Purchases of property and equipment	(11,682,839)	(17,084,397)
Net cash used in investing activities	(37,327,833)	(51,712,399)
Cash flows from financing activities:
Dividends paid	(13,155,434)	(7,061,847)
Stock options exercised	5,696	11,175
Net cash provided in financing activities	(13,149,738)	(7,050,672)
Effect of exchange rate changes on cash and cash equivalents	(2,440,393)	(1,277,650)
Net increase in cash and cash equivalents	30,790,175	2,252,951
Cash and cash equivalents, beginning of the period	67,381,677	56,830,466
Cash and cash equivalents, end of the period	$ 98,171,852	$ 59,083,417

Financial results of reporting segments

	Three Months Ended September 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 46,202,033	$ 24,122,810	$ 6,736,106	$ 14,213,460	$ 5,992,375	$ 97,266,784
Direct costs	(27,296,613)	(11,291,054)	(4,251,146)	(4,058,735)	(2,857,274)	(49,754,822)
Direct contribution	18,905,420	12,831,756	2,484,960	10,154,725	3,135,101	47,511,962

Operating expenses and indirect costs of net revenues						(13,798,275)
Income from operations						33,713,687

Other income (expenses):
Interest income and other financial gains						2,925,913
Interest expense and other financial results						(312,860)
Foreign currency loss						(193,529)
Other losses, net						(179,707)
Net income before income / asset tax expense						$ 35,953,504

	Three Months Ended September 30, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 46,003,915	$ 15,828,272	$ 5,608,572	$ 9,045,783	$ 5,141,602	$ 81,628,144
Direct costs	(25,709,957)	(6,264,769)	(3,183,432)	(3,180,061)	(2,636,836)	(40,975,055)
Direct contribution	20,293,958	9,563,503	2,425,140	5,865,722	2,504,766	40,653,089

Operating expenses and indirect costs of net revenues						(10,689,366)
Income from operations						29,963,723

Other income (expenses):
Interest income and other financial gains						2,913,596
Interest expense and other financial results						(1,052,865)
Foreign currency gain						3,284,190
Other loss, net						(7,292)
Net income before income / asset tax expense						$ 35,101,352

	Nine Months Ended September 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 132,572,544	$ 62,800,492	$ 19,366,784	$ 37,872,351	$ 17,234,677	$ 269,846,848
Direct costs	(78,106,262)	(28,957,465)	(11,167,356)	(12,634,983)	(8,569,958)	(139,436,024)
Direct contribution	54,466,282	33,843,027	8,199,428	25,237,368	8,664,719	130,410,824

Operating expenses and indirect costs of net revenues						(39,881,473)
Income from operations						90,529,351

Other income (expenses):
Interest income and other financial gains						8,996,775
Interest expense and other financial results						(864,477)
Foreign currency loss						(477,499)
Other losses, net						(190,968)
Net income before income / asset tax expense						$ 97,993,182

	Nine Months Ended September 30, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 120,659,242	$ 38,800,077	$ 16,212,999	$ 23,051,176	$ 13,742,478	$ 212,465,972
Direct costs	(69,712,512)	(15,845,674)	(8,881,811)	(9,096,997)	(7,230,721)	$(110,767,715)
Direct contribution	50,946,730	22,954,403	7,331,188	13,954,179	6,511,757	101,698,257

Operating expenses and indirect costs of net revenues						(30,891,982)
Income from operations						70,806,275

Other income (expenses):
Interest income and other financial gains						7,037,264
Interest expense and other financial results						(2,562,633)
Foreign currency gain						2,080,822
Other income, net						253,148
Net income before income / asset tax expense						77,614,876

Non-GAAP Financial Measures

To supplement the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), MercadoLibre uses free cash flows, a non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as determined in accordance with GAAP. This non-GAAP financial measure should only be used to evaluate MercadoLibre's results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure can be found in the table included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of the Company's current financial performance. Specifically, the Company believes that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of businesses net of cash acquired, that may not be indicative of the Company's core operating results. In addition, because MercadoLibre has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and businesses net of cash acquired. MercadoLibre considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company's operations after the purchases of property, and equipment, of intangible assets and of businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended September 30,
	2012	2011

Net Cash provided by Operating Activities	$ 25.2	$ 28.6

Payment for acquired businesses, net of cash acquired	--	(5.5)

Purchase of intangible assets	0.0	--

Purchases of property and equipment	(3.4)	(3.8)

Free cash flows	$ 21.9	$ 19.2

The table above may not total due to rounding.
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com